Contacts: Media Scott Sayres (480) 257-8921 scott.sayres@honeywell.com		Exhibit 99.1
Investor Relations Mark Macaluso (973) 455-2222 mark.macaluso@honeywell.com

FUTURE HONEYWELL SPIN-OFF RESIDEO

PRICES OFFERING OF SENIOR NOTES

MORRIS PLAINS, N.J., Oct. 4, 2018 – Honeywell International Inc. (“Honeywell”) (NYSE: HON) announced that, in connection with the previously announced spin-off (the “Spin-Off”) of Resideo Technologies, Inc. (“Resideo”) from Honeywell, Resideo Funding Inc. (the “Issuer”), a wholly owned subsidiary of Resideo, has priced a private offering of $400 million aggregate principal amount of senior notes due 2026 (the “Notes”). The Notes will be issued at par, bear interest at a rate of 6.125% per annum and mature on November 1, 2026. The Notes offering is expected to close on or about October 19, 2018.

In connection with the Spin-Off, Resideo intends to use the proceeds from the offering of the Notes, together with borrowings under new senior secured credit facilities, to repay intercompany indebtedness to Honeywell or a subsidiary of Honeywell and to pay fees, costs and expenses related to the new senior secured credit facilities and the Notes offering. We anticipate that the repayment to Honeywell or a subsidiary of Honeywell will be approximately $1.2 billion. The proceeds from the Notes offering will be held in escrow until satisfaction of the conditions precedent to the Spin-Off and certain other escrow release conditions.

The Notes will be senior unsecured obligations of the Issuer and, from and after the escrow release date, will be guaranteed on an unsecured senior basis by Resideo and each of Resideo’s existing and future domestic subsidiaries that guarantee the new senior secured credit facilities.

The Notes and related guarantees are offered to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes or related guarantees will be made only by means of a private offering memorandum.

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About Resideo

Resideo is a leading global provider of critical comfort and security solutions primarily in residential environments, with a presence in over 150 million homes globally. Its ADI Global Distribution business is the leading wholesale distributor of security and low voltage products and is independently recognized for superior customer service. Resideo will use the Honeywell Home brand under a long-term, exclusive license. Resideo has a growing portfolio of connected home solutions supported by software platforms that allow consumers and channel partners to easily install, use and maintain.

Honeywell is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separation. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed separation. We identify the principal risks and uncertainties that affect our performance in Honeywell’s Form 10-K, Resideo’s Form 10 Registration Statement, as amended, and other filings with the Securities and Exchange Commission.

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